Exhibit 99.1
For Immediate Release
Local.com® Updates Fourth Quarter and Full Year 2009 Guidance
Company Forecasts Higher Fourth Quarter Revenue and Adjusted Net Income
IRVINE, CA, December 8, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that financial results for the fourth quarter and full year ending December 31, 2009 are expected to exceed the company’s previously reported guidance.
The company now expects total revenue for the fourth quarter to be between $16.2 and $16.6 million, which at the midpoint would represent an 8% sequential increase over the third quarter of 2009. The company expects net income (loss) for the fourth quarter of 2009 to be between ($100,000) and $150,000 or between ($0.01) and $0.01 per diluted share, and to include the following items:
•	depreciation and amortization of approximately $900,000; and

•	stock based compensation charges of approximately $700,000.
Excluding the above items from net income, fourth quarter Adjusted Net Income is now expected to be between $1.5 million and $1.8 million or between $0.10 and $0.12 per diluted share.
The net loss per share forecast assumes a weighted average share count of 14.4 million. The net income and adjusted net income per share forecast assumes a weighted average share count of 15.2 million, which takes into account the dilutive effect of stock options and warrants.
The company now expects fiscal year 2009 revenue to be between $56.1 and $56.5 million, which at the midpoint represents a 47% sequential increase over fiscal year 2008. The company now expects the net loss for fiscal year 2009 to be between $3.5 and $3.3 million, or between ($0.24) and ($0.23) per share, and to include the following items:
•	interest and other income (expense), net, of ($14,000);

•	provision for income taxes of $1,000;

•	depreciation and amortization of approximately $3.2 million;

•	stock based compensation charges of approximately $2.4 million; and

•	non-recurring items of $521,000.
Excluding the above items from net income, fiscal year 2009 Adjusted Net Income is now expected to be between $2.6 million and $2.8 million or between $0.17 and $0.19 per diluted share.

The net loss per share forecast assumes a weighted average share count of 14.4 million. The Adjusted Net Income per share assumes a diluted weighted average share count of 14.9 million, taking into account the dilutive effect of stock options and warrants.
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below. A reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and other business products, expand our advertiser and distribution networks, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) and net income (loss) per share which we believe are the most comparable GAAP measures. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with GAAP net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
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Media and Investor Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
RECONCILIATION OF EXPECTED NET INCOME (LOSS) TO EXPECTED ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

	Three Months	Year
	Ended December 31,	Ended December 31,
	2009 (1)	2009 (1)
GAAP net income (loss)	($100) - $150	($3,501 - $3,251)

Less interest other income (expense), net	—	14
Plus provision for income taxes	—	1
Plus depreciation and amortization	900	3,165
Plus stock compensation	700	2,373
Non-recurring items	—	521

Adjusted Net Income	$1,500 - $1,750	$2,573 - $2,823

GAAP net income (loss) per share	($0.01) - $0.01	($0.24 - $0.23)
Adjusted Net Income per share	$0.10 - $0.12	$0.17 - $0.19

Basic weighted average shares outstanding (GAAP net loss)	14,400	14,400
Diluted weighted average shares outstanding (GAAP net income and Adjusted Net Income)	15,200	14,900

(1)	All numbers in this column are estimated